Exhibit 10.13

AMENDED AND RESTATED LEASE

This Amended and Restated Lease (“Lease”), dated as of November 1, 2011, is made by and between Eagle CPT, LLC, a Nevada limited liability company (“Lessor”), and Zulily, Inc., a Delaware corporation (“Lessee”) (collectively the “Parties,” or individually a “Party”). This Lease is intended to amend and restate in its entirety that certain Lease dated September 2011 by and between Lessor and Lessee.

1. Basic Provisions.

1.1 Premises: The “Premises” comprise a portion of that certain building commonly known as 700 Milan Drive, McCarran, Nevada (the “Building”), containing approximately 632,120 square feet of gross leasable area, which Building, in turn, comprises a portion of the Project, as described below, all as generally depicted on the site plan attached hereto as Exhibit A. The Premises consist of (a) approximately 171,080 square feet of gross leasable area (the “Initial Premises”), comprising approximately 27.06% of the Building, and (b) approximately 157,205 square feet of gross leasable area (the “Expansion Premises”), comprising approximately 24.87% of the Building, and together comprise approximately 328,285 square feet of gross leasable area (51.93% total) within the Building

1.2 Project: That certain industrial park located within the Tahoe Reno Industrial Center, Storey County, Nevada, and commonly known as West America Commerce Center (the “Project”). The Project consists of three parcels. The parcel on which the Building is located is designated “Lot 1,” while the other two parcels are designated “Lot 2” and “Lot 3.”

1.3 Term: The “Term” of this Lease shall commence on November 1, 2011 (the “Commencement Date”) and shall expire on December 31, 2014 (“Expiration Date”).

1.4 Early Possession: From and after the date on which this Lease is fully executed, Lessee shall have access to the Premises for the limited purpose of installation of Lessee’s racking systems, utility installations, and telecommunications systems, unloading and staging inventory, testing systems and processes, and training employees. (See also Paragraphs 3.2 and 3.3.)

1.5 Rent Commencement: Lessee shall begin paying Base Rent (as defined below) on the Initial Premises commencing on May 1, 2012, and shall begin paying Base Rent on the Expansion Premises commencing on October 1, 2012.

1.

1.6 Base Rent: Lessee shall pay monthly base rent (“Base Rent”), payable on the first day of each month of the Term; in accordance with the rates set forth below:

Lease Months	Monthly Base Rent/square feet of gross leasable area	Monthly Base Rent
Nov 2011 – Apr 2012	$0.00	$0.00
May 2012 – Oct 2012	$0.25	$42,770.00
Oct 2012	$0.25	$82,071.25
Nov 2012 – Oct 2013	$0.26	$85,354.10
Nov 2013 – Oct 2014	$0.275	$90,278.38
Nov 2014 – Dec 2014	$0.2875	$94,381.94

1.7 Base Rent Paid Upon Execution: $42,770.00 to be applied to Base Rent for the month of May 2012 (based on 171,080 square feet of gross leasable area in the Initial Premises).

1.8 Intentionally Omitted.

1.9 Agreed Use: The Premises shall be used for warehouse, storage and distribution of retail goods, general office use, and related ancillary legal purposes. (See also Paragraph 6.)

1.10 Real Estate Brokers: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction:

(a)	Investment Property Advisors (Michael Schnabel) represents Lessor exclusively (“Lessor’s Broker”); and

(b)	CB Richard Ellis (Eric D. Bennett and Shawn Childs) represents Lessee exclusively (“Lessee’s Broker”).

1.11 Exhibits: The following exhibits are attached to and form a part of this Lease:

Exhibit A        Site Plan

Exhibit B        Tenant Improvement Construction Agreement

Exhibit C        Rules and Regulations

Exhibit D        Notice of Lease Term Dates

Exhibit E        ERISA Certification

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable, and the rental based thereon is not subject to revision. The site plan which is attached as Exhibit A to this lease generally depicts the general layout of the Project and the location of the Premises, including the Zulily Parking Area and Zulily Truck Area (each defined below). It shall not be deemed a warranty, representation or agreement on the part of Lessor that the Project will be (or has been) constructed exactly as indicated on said site plan, or that it will continue in the future to be exactly as indicated thereon.

2.

(a) Condition of Premises. Lessor represents and warrants that the Premises shall be in sound structural condition and otherwise in accordance with all applicable laws on the Commencement Date. In addition, Lessor shall deliver the Premises to Lessee in broom-clean condition and free of debris, with the existing Building-standard plumbing, lighting, mechanical, water and sewer, HVAC and life safety systems and subsystems in good operating condition. If any of such Building systems or structural elements should malfunction or fail within the first one hundred eighty (180) days of this Lease for reasons other than Lessee’s misuse or negligence, Lessor shall, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, repair same at Lessor’s sole cost and expense (and not as an Operating Expense). Subject to the foregoing and except as expressly set forth elsewhere in this Lease and the Improvement Agreement, Lessor shall have no obligation to perform any construction within the Premises, the Building or the Project, and Lessee shall lease the Premises in an AS-IS condition, it being expressly acknowledged that Lessee has had the full opportunity to inspect, and has approved the condition of, the Premises, the Building and the Project.

2.2 Common Areas. From and after the Commencement Date (as defined below), Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas (as defined below) as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of Lot 1 and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Attached hereto as Exhibit C are the Rules and Regulations in effect as of the date of this Lease. Lessee agrees to abide by and conform to the Rules and Regulations and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with

3.

said Rules and Regulations by other tenants of the Project, but will make reasonable efforts to resolve disputes in a timely manner. Lessor shall have the right, in Lessor’s sole discretion, from time to time (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (iv) to add additional buildings and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate. In the event that Lessor makes any of the Common Area changes set forth herein, Lessor and Lessee agree that there shall be no change to the square footage of the Premises as a result thereof, no increase in Lessee’s financial obligations hereunder and Lessor shall use reasonable efforts to minimize any interference with Lessee’s business caused by such changes and the construction thereof. Lessor shall have the further right, in Lessor’s sole discretion and with notice to Lessee of forty-five (45) days, to designate portions of the Common Area as “Exclusive Common Area” available only for the use of certain occupants of the Project. In the event Lessor designates a portion of the Common Area as Exclusive Common Area for the benefit of one or more occupants and not for the benefit of Lessee, Lessee shall not have the right to use such Exclusive Common Area, and the Operating Expenses associated with maintaining such Exclusive Common Area shall not be included in the cost pool(s) established by Lessor pursuant to Paragraph 4.2(a) of which Lessee is responsible for paying its Proportionate Share. Lessor shall not designate Exclusive Common Areas not for the benefit of Lessee if the same would prevent Lessee from reasonable access to and use of the Premises or the parking to which Lessee is entitled pursuant to Paragraph 2.3.

(a) Vehicle Parking. Lessee shall be entitled to use the parking spaces in the area designated on the Site Plan as “Zulily Parking Area.” Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles”; provided, however, that Lessee shall have the right to park passenger vehicles, trucks and trailers, loaded or unloaded, within the area designated on the Site Plan as “Zulily Truck Area” and at loading docks serving the Premises. Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided above. No vehicles other than Permitted Size Vehicles may be parked in the Zulily Parking Area (other than trucks and trailers within the Zulily Truck Area) without the prior written permission of Lessor. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities. Lessee shall not service or store any vehicles in the Common Areas. If Lessee permits or allows any of the prohibited activities described in this paragraph, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

4.

2.3 Expansion of Lot 1 and Building. Lessor shall have the right, but not the obligation, to expand Lot 1 by adding thereto approximately 13.5 acres of land to the immediate south of the current Lot 1 and consisting of a portion of APN 005-111-24 (the “Lot 1 Expansion Area”) and to construct on the Lot 1 Expansion Area and those portions of the Common Areas to the immediate south of the Building an additional approximately 241,808 square feet of leasable area (the “Building Addition”). From and after Substantial Completion of the Building Addition, the Building Addition shall be considered part of the Building. From and after the addition of the Lot 1 Expansion Area, the Lot 1 Expansion Area shall, except to the extent contained within the footprint of the Building, be considered part of the Common Areas. The cost of acquiring the Lot 1 Expansion Area and constructing the Building Addition shall not be included in Operating Expenses nor shall Lessee’s financial obligations hereunder increase as a result of such additions.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, all terms of this Lease (other than the obligation to pay Base Rent and Operating Expenses) shall be in effect during such period, including, without limitation, the obligation to carry the insurance required hereunder, to maintain the Premises and to comply with all Rules and Regulations.

3.3 Intentionally Omitted.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee, or to permit Early Possession, until Lessee complies with its obligation to provide evidence of insurance in accordance with the provisions of this Lease. Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All obligations of Lessee to pay money to Lessor under the terms of this Lease are deemed to be rent (“Rent”).

4.2 Operating Expenses Defined. As used herein, the following terms shall have the following meanings:

(a) “Proportionate Share” shall mean the percentage factor determined by dividing the gross leasable square footage contained in the Premises by the square footage of building space in Lot 1, subject to the following exceptions: (i) Lessee’s Proportionate Share of the Operating Expenses attributable to the common drive shared by Lot 1

5.

and Lot 2 shall mean the percentage factor determined by dividing the gross leasable square footage contained in the Premises by the square footage of building space in Lot 1 and Lot 2, and (ii) Lessee’s Proportionate Share of the Operating Expenses attributable to the fire suppression facility serving Lot 1, Lot 2 and Lot 3 shall be the percentage factor determined by dividing the Gross Leasable Area contained in the Premises by the building space in Lot 1, Lot 2 and Lot 3.

(b) “Operating Expenses” shall mean all costs and expenses incurred by Lessor with respect to the ownership, maintenance and operation of Lot 1, including the Building and the fire suppression facility serving Lot 1, Lot 2 and Lot 3, and all costs and expenses incurred by Lessor with respect to the ownership, maintenance and operation of the common drive shared by Lot 1 and Lot 2. Without limitation, Operating Expenses shall include: (i) costs of Lessor which are allocable to the Premises under the terms of any CC&Rs affecting the Premises; (ii) insurance deductibles and the costs of and/or relating to the insurance maintained by Lessor with respect to the Building (provided however, with respect to any earthquake or flood insurance that Lessor does or may in the future carry, Lessee’s Proportionate Share of any deductible thereunder shall not exceed $200,000); (iii) all costs paid or incurred by Lessor to maintain, repair or replace any portion of the Premises, the Building or the Common Areas or facilities; (iv) Real Estate Taxes (as hereinafter defined); (v) electricity, gas, water and other utility charges for the Common Areas; (vi) license permits and inspection fees; (vii) supplies and materials used by Lessor or its vendors in the operation and management of the Building and Common Areas and facilities; (viii) equipment not treated by Lessor as capital expenditures of the Building and Common Areas and facilities; (ix) personal property taxes on property used in the operation, maintenance, service and management of the Building and Common Areas and facilities; (x) the cost of Lessor’s property manager, such cost not to exceed 3% of the gross rents of the Building, and (xi) all other expenses necessary for the operation and management of the Building and Common Areas and facilities, except as otherwise set forth herein. To the extent any such expenditure constitutes a capital expenditure as reasonably determined by Lessor in accordance with generally acceptable accounting principles, then such capital expenditure shall be amortized (including annualized interest on the unamortized cost at a rate of 8%) over its useful life as reasonably determined by Lessor in accordance with generally acceptable accounting principles.

Notwithstanding the foregoing, Operating Expenses shall not include the following: (1) interest, principal, points or amortization (except in connection with the financing of items which may be included in Operating Expenses) on any mortgage, deed of trust or any other debt instrument encumbering the Building or the Project; (2) rent and other payments under any ground lease of the Project; (3) any costs for which Lessor has received reimbursement or contribution from any insurance carrier, condemning authority, contractor warranty or third party in response to any claim made by Lessor; (4) Lessor’s general corporate overhead costs; (5) all costs relating to activities for the marketing, solicitation, negotiation and execution of new leases of space in the Building or Project (or renewal of existing leases), including without limitation, costs of advertising, promotional materials, leasing commissions, legal fees, allowances, rental abatement and tenant improvements; (6) capital reserves; (7) expenses that relate to preparation of rental space for a lessee or for services separately billed to, rendered to or for the benefit of other lessees but not made available to or for the benefit of Lessee; (8) legal expenses relating to other lessees; (9) costs of repairing, maintaining or replacing the Building’s roof structure and membrane, foundation and structural components; (10) salaries of executive officers of Lessor;

6.

(11) depreciation; (12) any fines, interest, penalties or costs of compliance incurred by Lessor (and attorneys’ fees relating thereto) as a result of Lessor’s violation of any Applicable Requirements or due to the breach of this Lease or any other lease in the Building or Project by Lessor; (13) the cost to remediate, remove or otherwise comply with Applicable Regulations relating to Hazardous Substances, to the extent Hazardous Substances were present upon, in or about the Premises, Building or Project prior to the Start Date or Hazardous Substances were brought onto the Premises, Building or Project after the Start Date by Lessor or its agents, employees or invitees in violation of Applicable Requirements; (14) overhead profit increments paid to Lessor’s subsidiaries or affiliates for management or other services on or to the Premises, Building or Project or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; (15) salaries, compensation and fringe benefits of ownership and management personnel to the extent that such persons (A) are above the grade of Building or Project manager or (B) provide services to properties other than the Building, except to the extent equitably prorated as among the Project and other projects for which services of such personnel apply; (16) costs of selling the Building or Project; (17) charitable or political contributions or fees paid to trade associations; and (18) costs for sculpture, paintings or other objects of art (and insurance thereon or extraordinary security in connection therewith).

(c) “Controllable Operating Expenses” shall mean all Operating Expenses other than utilities, snow removal, Real Estate Taxes and insurance.

(d) “Real Estate Taxes” shall mean all real property and personal property taxes, charges, and assessments which are levied or assessed upon or imposed by any governmental authority during the term of this Lease, or with respect to each fiscal year falling in whole or in part during the term of this Lease with respect to Lot 1 or any part thereof, including the land, buildings and any improvements, fixtures and equipment and all other property of Lessor, real or personal, comprising Lot 1 and used in connection with the operation thereof. As used herein, the term “Real Estate Taxes” shall include, without limitation, any form of assessment, license fee, license tax, business license fee, business license tax, commercial rent tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, including, but not limited to, the following: (i) any tax on Lessor’s right to rental or other income from Lot 1 or as against Lessor’s business of leasing the space in Lot 1; (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, or any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of Lot 1 or the rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Lessee of Lot 1, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Lessee is a party, creating or transferring an interest or an estate in Lot 1. Without limiting the foregoing, the term “Real Estate Taxes” shall include any taxes paid by Lessor to any taxing authority pursuant to any lease by which Lessor holds possession of any part of the land comprising Lot 1. If the tax statement from the

7.

taxing authority does not allocate assessments with respect to the Project and assessments relating to any other improvements located upon the land, Lessor shall make a reasonable determination of the proper allocation of such assessment bases, to the extent possible, upon records of the assessor.

Real Estate Taxes also shall include the expense of contesting, in good faith, the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, transfer, estate, gift, succession or inheritance taxes unless such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such calendar year shall be included in Real Estate Taxes for that calendar year.

Lessor shall retain the sole right to participate in any proceedings to establish or contest, in good faith, the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

4.3 Payment of Proportionate Share of Operating Expenses. Lessee shall pay to Lessor, as additional Rental, Lessee’s Proportionate Share of the Operating Expenses; provided, however, that, beginning with the second full calendar year of the Lease term and continuing in each of the subsequent calendar years of the term, the amount of Lessee’s Proportionate Share of the Controllable Operating Expenses shall not be more than five percent (5%) greater than Lessee’s Proportionate Share of the Controllable Operating Expenses in the immediately preceding calendar year. If this Lease commences on a date other than January 1 or expires or terminates on a date other than December 31, the annual Operating Expenses shall be prorated by multiplying one-twelfth (1/12) of the annual Operating Expenses by the number of full or partial months between the Commencement Date and December 31 of the year of commencement or between January 1 of the year of expiration or termination and the Expiration Date or date of termination, as the case may be. To provide for current payments of Operating Expenses, Lessee shall pay Lessee’s Proportionate Share of the Operating Expenses, as estimated by Lessor from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Lessor notifies Lessee of the amount of its estimated Proportionate Share. Lessor shall, on or before the beginning of each calendar year, estimate the amount of Operating Expenses for the upcoming calendar year and, within one hundred twenty (120) days after the end of each calendar year, reconcile the estimated expenses paid by Lessee in the preceding year based on actual Operating Expenses for such calendar year paid by Lessor. If Lessee’s Proportionate Share of the actual Operating Expenses shall be greater than or less than the aggregate of all installments so paid on account to Lessor for such twelve (12) month period, then within thirty (30) days of Lessee’s receipt of Lessor’s statement of reconciled

8.

Operating Expenses, Lessee shall pay to Lessor the amount of such underpayment, or Lessor shall credit Lessee for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Lessee with respect to the payment of Lessee’s Proportionate Share of the Operating Expenses shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this Paragraph 4.3 shall be made without prejudice to any right of Lessee to dispute the statement as hereinafter provided, or of Lessor to correct any item(s) as billed pursuant to the provisions hereof. Lessor’s failure to give such statement shall not constitute a waiver by Lessor of its right to recover rent that is due and payable pursuant to this paragraph. Lessor shall have the right, from time to time, to change to a fiscal year that does correspond to a calendar year, or vice versa. If Lessor does so, Lessor shall appropriately prorate Operating Expenses for the year in which such change occurs.

4.4 Dispute of Operating Expenses. Lessee shall have the right, within ninety (90) days following receipt of a notice of reconciled Operating Expenses (or revised notice thereof), to deliver written notice to Lessor of Lessee’s intent to challenge such reconciliation, which notice shall set forth in reasonable detail the basis for such challenge. If Lessee does not deliver such written notice within such ninety (90) day period, Lessee shall be deemed to have accepted Lessor’s reconciliation. If Lessee timely provides such notice, and if the challenge raised by Lessee is not amicably settled between Lessor and Lessee within thirty (30) days after such notice of challenge, Lessee shall have the right, during the ninety (90) days next following the expiration of such thirty (30) day period, to employ an independent certified public accountant to audit Operating Expenses. Any such audit shall be conducted during normal business hours of Lessor in a diligent and prompt fashion and in such a manner as to minimize impact on the conduct of Lessor’s business. Provided that Lessor does not dispute the results of such audit (in which case the parties shall proceed to arbitration in accordance with the provisions of Paragraph 54), any change in the reconciled Operating Expenses required by such accountant’s determination shall be made within thirty (30) days after such determination has been rendered. Lessee understands that the actual itemization of, and the amount of individual items constituting, Operating Expenses is confidential, and, while Lessor shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Lessor’s records as may reasonably be required to verify such reconciled Operating Expenses, at reasonable times during business hours, Lessor shall not be required to (and the accountant and Lessee shall not be permitted to) disclose to any person, firm or corporation, other than its legal and financial advisors, any such details. The expenses involved in such audit shall be borne by Lessee, unless the results of such audit determine that Lessor overstated Lessee’s Proportionate Share of the Operating Expenses by more than five percent (5%), in which case Lessor shall promptly reimburse Lessee for the reasonable and actual costs of such audit up to a maximum of $5,000.

4.5 Adjustments to Operating Expenses. If a clerical error occurs or Lessor or Lessor’s accountants discover new facts, which error or discovery causes Operating Expenses for any period to increase or decrease, upon notice by Lessor to Lessee of the adjusted additional Operating Expenses for such calendar year, which notice must be given within one (1) year after Lessor delivers its original statement of reconciled Operating Expenses for such calendar year, the adjusted additional Operating Expenses shall apply and any deficiency or overpayment of Lessee’s Proportionate Share of the Operating Expenses, as the case may be, shall be paid by Lessee or taken as a credit by Lessee according to the provisions set forth above. This provision shall survive the termination of the Lease.

9.

4.6 Other Charges. All costs, expenses and other sums that Lessee assumes or agrees to pay to Lessor pursuant to this Lease shall be deemed Rent and, in the event of nonpayment thereof, Lessor shall have all the rights and remedies herein provided for in case of nonpayment of Base Rent.

4.7 Payment. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Base Rent and other Rent or charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Base Rent and other Rent or charges shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Base Rent and other Rent or charges, regardless of Lessor’s endorsement or notation on any check so stating.

4.8 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Lessor shall, to the extent it is legally permitted, recover from Lessee the difference between the amounts received during the period of the restrictions and the amounts Lessor would have received had there been no restrictions.

5. Intentionally Omitted.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, PCB’s, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express

10.

prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole discretion, and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials, in reasonable quantities, which are reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or knowingly permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party agent, representative or contractor of Lessee.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees and lenders, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises during the term of this Lease by or for Lessee, or any third party agent, representative or contractor of Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties which Lessee did not contribute to or exacerbate). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement thereof, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall

11.

release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless Lessor specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this paragraph of the Lease.

(e) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined below) of the Premises, in which event Lessee shall be responsible for such payment if any violation is found. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities. To Lessor’s actual knowledge, Lessor has delivered to Lessee a complete copy of the report of any third party that has investigated the potential presence of Hazardous Substances on the Premises at the request of Lessor.

(f) Lessor’s Responsibilities. Lessor warrants and represents to Lessee that, to Lessor’s actual knowledge, the Premises are free from Hazardous Substances. Lessor shall indemnify and hold Lessee harmless from and against any liability (but not consequential damages) arising from the presence of Hazardous Substances in or around the Premises caused by other than Lessee or its agents, employees, guests, invitees or sublessees.

6.3 Lessee’s Compliance with Applicable Requirements. With the exception of compliance of the Premises upon completion of Tenant Improvements in accordance with the provisions of Exhibit B with the requirements of the Americans with Disabilities Act as it may be amended from time to time (“ADA”), which compliance shall be the responsibility of Lessor, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all applicable laws, covenants or restrictions of record, regulations and ordinances applicable to the Premises (“Applicable Requirements”), including, without limitation, any requirements of the ADA subsequently imposed as a result of any changes to the Premises made by Lessee, whether with or without Lessor consent, and also including the requirements of any applicable fire insurance underwriter or rating bureau and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Lessee’s use of Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Lessee shall indemnify and hold Lessor harmless from Lessee’s failure to comply with this Paragraph 6.3, including without limitation, any failure by Lessee to comply with its ADA obligations. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt by Lessee, notify Lessor in writing (and immediately provide to Lessor copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Notwithstanding the foregoing, in no event shall Lessee be required to make structural alterations or changes to the Premises or Building unless and to the extent necessitated by Lessee’s Alterations or by the specific use of the Premises or nature of the goods being stored in the Premises by Lessee (as opposed to the mere use of the Premises for warehousing and distribution of goods generally).

12.

6.4 Inspection; Compliance. Lessor, it consultants, and any ground lessor, mortgagee and/or beneficiary of a deed of trust (each, a “Lender”) under a ground lease, mortgage, deed of trust, or other hypothecation or security device recorded against the Project or any part thereof (collectively, “Security Device”) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior telephonic notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The reasonable cost of any such inspections shall be paid by Lessee if any violation is found to exist and be the responsibility of Lessee hereunder.

7. Maintenance and Repair

7.1 Lessee’s Obligations. Except as set forth in subsection (b), below, Lessee shall, at Lessee’s sole expense, keep the non-structural portions of the Premises, and every part thereof, in good order, condition and repair, including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, (but only to the extent such facilities serve only the Premises and are not part of the common portion of shared facilities), fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass and skylights. Notwithstanding the foregoing, Lessee shall not be obligated to effect repairs to the Premises that are made necessary by reason of structural defects in the Building, and Lessor shall be responsible for such repairs. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises, and each portion thereof, and all improvements thereon, in good order, condition and state of repair. Without limiting the foregoing, Lessee’s maintenance obligations shall be subject to each of the following:

(a) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, in form and substance reasonably satisfactory to Lessor, with copies to Lessor, for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on and exclusively serving the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor; provided, however, that Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and, if Lessor so elects, Lessee shall reimburse Lessor, promptly upon demand, for the cost thereof.

(b) Qualifications to Lessee’s Maintenance Obligations. In the event that (i) the HVAC system(s) or a major component of the HVAC system(s) or any major operating system need to be replaced for reasons other than Lessee’s negligence, and the cost exceeds $2,000 for any single such replacement, or (ii) Lessee is required to make a repair or replacement that constitutes a capital expenditure, then, subject to the reimbursement obligation of Lessee in the next sentence, Lessee shall have the right to elect to have Lessor effect the repair or replacement at Lessor’s initial cost; provided that, for HVAC replacements, Lessee shall be responsible for the first $2,000 of such cost. Lessor shall amortize the cost of any repair or

13.

replacement made in accordance with the immediately preceding sentence over the useful life of the component repaired or replaced at a reasonable interest rate, all as reasonably determined by Lessor in accordance with generally accepted accounting principles, and Lessee shall, in addition to Lessee’s Proportionate Share of Operating Expenses, pay each month to Lessor during the term of this Lease, as the same may be extended, the monthly amount of such amortization. Lessor shall maintain all subgrade sewer and plumbing lines and the fire life safety equipment serving the Premises, and the cost of such maintenance shall be included in Operating Expenses.

(c) Lessor’s Election. If Lessee fails to perform Lessee’s maintenance and repair obligations set forth in this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf and put the same in good order, condition and repair, and the cost thereof, together with interest at the Lease Rate (as defined below) shall become due and payable as additional Rent to Lessor, together with Lessee’s next installment of Base Rent. Lessee shall indemnify, defend and hold Lessor, its employees, partners, directors, officers, representatives, agents and affiliates harmless from any and all claims of any kind or nature arising from or related to the foregoing.

7.2 Lessor’s Obligations. Subject to the foregoing, Lessor shall keep and maintain in good and tenantable condition and repair all the roof (including structural elements and coverings), bearing walls and foundations of the Building, Building systems, including HVAC, electrical, plumbing and the fire protection (but only those portions thereof that are shared, and not including portions located in and exclusively serving the Premises), and the Common Areas; provided, however, that Lessor shall not be required to make repairs necessitated by reason of the negligence or willful misconduct of Lessee, its servants, agents, employees or contractors, or anyone claiming under Lessee, or by reason of the failure of Lessee to perform or observe any conditions or agreements contained in this Lease, or caused by alterations, additions or improvements made by Lessee or anyone claiming under Lessee. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be liable to Lessee for failure to make repairs as herein specifically required of it unless Lessee has previously notified Lessor, in writing, of the need for such repairs and Lessor has failed to commence and complete said repairs within such period of time following receipt of Lessee’s written notification as is reasonable under the circumstances. Lessor shall have no liability to Lessee nor shall Lessee’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor’s making any repairs or changes which Lessor is required or permitted by this Lease or by any other lessee’s lease or required by law to make in or to any portion of the Project, Building or Premises unless arising from the gross negligence or willful misconduct of Lessor. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease, including any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair.

14.

8. Utility Installations; Trade Fixtures; Alterations.

8.1 Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to the provisions set forth below. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent; provided that, Lessee may, however, make Alterations, which do not affect the structural components of the Building or building systems, to the interior of the Premises (excluding the roof or ceiling) without such consent but upon written prior notice to Lessor, so long as the Utility Installations are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $100,000 in the aggregate during the term, or $25,000 in any one year.

8.2 Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications for any Alterations or Utility Installations, whether or not Lessor’s consent is required. For work which costs more than $100,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting additional security for the completion of such Alterations or Utility Installations with Lessor.

8.3 Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If, notwithstanding the foregoing, any liens or encumbrances for any obligation or for work claimed to have been furnished, done for, obligations incurred for or materials claimed to have been furnished to Lessee or any other party are asserted against the Project, or any portion thereof, such liens will be discharged by Lessee, by bond or otherwise, within ten (10) days after demand by Lessor, at the cost and expense of Lessee, and Lessee further agrees to defend, indemnify and hold harmless Lessor from and against any such liens or claims or actions thereon, together with costs of suit and attorneys’ fees incurred by Lessor in connection with any such claims or actions. If Lessee fails to discharge

15.

any such lien within such ten (10) day period, Lessor may, without waiving its rights and remedies based on such breach of Lessee and without releasing Lessee from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Lessee shall reimburse Lessor, within ten (10) days after demand therefor, for any sum paid or incurred by Lessor to remove such liens.

8.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless Lessor requires removal as provided below, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease; provided, however, that Lessor will not require removal of any such items that were made with Lessor’s consent unless Lessor conditioned such consent on such removal at the end of the term. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor

(c) Surrender/Restoration. Lessee shall surrender the Premises on or before the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear, casualty damage that is not Lessee’s responsibility to repair and Lessor’s obligations hereunder excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this subparagraph without the express written consent of Lessor shall constitute a holdover under the provisions of this Lease.

8.5 Construction Covenants.

(a) Lessee acknowledges that labor disruption during Lessor’s development, construction, ownership and operation of the Project would result in damages to Lessor. Accordingly, Lessee covenants and agrees that all work performed on the Premises, including tenant improvements, which is covered by or the subject of collective bargaining agreements in effect from time-to-time for carpentry work between employers and the Southwest

16.

Regional Council of Carpenters shall be done in its entirety by general contractors signatory to and abiding by a collective bargaining agreement with the Carpenters Union (each, a “Carpenter Entity”). Further, Lessee agrees that the foregoing construction covenant will be included in all of Lessee’s contracts and subcontracts relating to construction work at the Premises. In addition, Lessee shall be responsible for all unpaid fringe benefit contributions of delinquent or bankrupt contractors or subcontractors for the carpentry work on the Premises.

(b) At least ten (10) days prior to the commencement of construction of any work to be performed by Lessee, Lessee shall submit to Lessor the names and addresses of all contractors and subcontractors selected by Lessee to perform such work, and Lessor shall have the right to disapprove the use of any contractor that Lessor believes, in good faith, would result in labor disruption or otherwise interfere with the development, construction and operation of the Project. Without limiting the foregoing, Lessor shall have the absolute right to disapprove any contractor or subcontractor whom Lessee proposes to use for carpentry work if such contractor or subcontractor is not signatory to and abiding by a collective bargaining agreement with the Carpenters Union. Upon Lessee’s request, Lessor shall provide Lessee with a copy of the Carpenters Union collective bargaining agreement.

(c) As used herein, the term “Qualified Non-Carpenter Entity” shall mean any contractor or subcontractor which is not a Carpenter Entity but which has comparable experience and competence in the performance of the applicable work. Lessor shall pay to Lessee the difference between (i) the amounts paid by Lessee to Carpenter Entities performing carpentry and millwright work in the Premises, and (ii) the cost that Lessee would have incurred if such work had been performed by Qualified Non-Carpenter Entities (“Increased Labor Cost”). The Increased Labor Cost shall be paid to Lessee following completion of the applicable work, subject to Lessee’s delivery to Lessor of the lowest bid for performance of the carpentry and millwright work by a Carpenter Entity and the lowest bid from a Qualified Non-Carpenter Entity.

9. Insurance; Indemnity.

9.1 Lessee’s Insurance. From and after the Commencement Date or the date of Early Possession of the Premises, whichever first occurs, and continuing thereafter until the expiration or sooner termination of the term of the Lease, Lessee shall carry and maintain, at its sole cost and expense, the following types of insurance in the amounts specified and in the form hereinafter provided for:

(a) Liability Insurance. A Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this

17.

Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. In addition, Lessee shall obtain and keep in force excess or umbrella insurance in the amount of $5,000,000 which shall comply in all respects with requirements set forth herein for insurance.

(b) Property Insurance. A policy or policies of property damage insurance covering Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a reasonable deductible. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(c) Comprehensive Automobile Liability Insurance. Business automobile liability insurance, or equivalent form, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence. Such insurance shall include coverage for owned, non-owned and hired automobiles. If Lessee is not using automobiles in connection with its business, the foregoing coverage will not be required.

(d) Business Interruption. Business interruption insurance covering loss of income and extra expense in such amounts as will reimburse Lessee for loss of earnings, income and extra expense for at least six (6) months attributable to all perils commonly insured against by prudent lessees, or attributable to the inaccessibility of or to the Premises, the Building or the Project as a result of such perils, or otherwise, preferably by the same insurance carrier that issues Lessee’s property insurance.

(e) Worker’s Compensation. Workers’ compensation as required by law, including employer’s liability insurance, with limits of not less than $1,000,000. Such policy shall be in full compliance with all current laws governing Worker’s Compensation.

(f) Other. Such other form(s) of insurance as Lessee, Lessor, or Lessor’s Lenders may reasonably require from time to time. Such insurance shall be in such form and amounts, and cover such risks as would be maintained by a prudent lessee of comparable size in a comparable business.

9.2 Lessee Policy Requirements. Insurance required herein shall be provided by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, or such other rating as may be required by a Lender, as set forth in the most current issue of “Best’s Insurance Guide”. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the earlier of the Commencement Date or the date of Early Possession, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to material modification except after ten (10) business days’ prior written notice to Lessor. As used herein, “material modifications” shall mean changes that, if implemented, would cause Lessee not to be in compliance with the insurance requirements set forth in this Lease, including reduction in policy limits below the minimum required limits described in Paragraph 9.1. Lessee shall, at least ten (10) business days prior to the expiration of such policies, furnish Lessor with evidence of

18.

renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage carried by Lessor, whose insurance shall be considered excess insurance only. If Lessee shall fail to procure and maintain the insurance required to be carried by it, Lessor may, but shall not be required to, procure and maintain the same, in which case, Lessee shall reimburse Lessor for all costs incurred by Lessor in procuring and maintaining such insurance within thirty (30) days after written notice from Lessor.

9.3 Lessor’s Insurance. During the term of this Lease, Lessor shall maintain casualty insurance covering the Building and the Project (excluding Trade Fixtures, Lessee Owned Alterations and Utility Installations). Such insurance shall provide protection against any peril included within the classification “Fire and Extended Coverage.” Lessor shall also maintain comprehensive public liability and property damage insurance with respect to the use, operation and condition of the Common Areas of the Building and the Project. Such insurance shall be in such amounts and with such deductibles as Lessor considers appropriate. Lessor may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Lessor’s Lenders may determine advisable. The cost of all insurance maintained by Lessor shall be included in Operating Expenses. Notwithstanding any contribution by Lessee to the cost of insurance premiums as provided in this Lease, Lessee acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Lessor.

9.4 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby, and to provide evidence thereof.

9.5 Indemnity. Except for Lessor’s negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners, property managers and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessee shall pay for any increase in the premiums for Lessor’s property insurance applicable to the Building or the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

19.

9.6 Exemption of Lessor from Liability. Except for Lessor’s gross negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

10. Damage and Destruction.

10.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other, than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in nine (9) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in nine (9) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in this Lease, irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in this Lease, in, on, or under the Premises.

10.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, Lessor shall, at Lessor’s expense (subject to receipt of adequate insurance proceeds), repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.

20.

10.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice.

10.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, at the election of Lessor or Lessee, this Lease shall terminate thirty (30) days following such Premises total Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, to the extent not covered by insurance required to be carried hereunder. If neither Lessor nor Lessee elects to terminate this Lease, then the Premises Total Destruction shall be treated as a Premises Partial Damage and the provisions set forth above shall apply.

10.5 Damage Near End of Term. If at any time during the last year of this Lease there is damage for which the cost to repair exceeds three (3) months’ Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

10.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent thereafter payable by Lessee for the remaining period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the

21.

commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

10.7 Termination-Advance Payments. Upon termination of this Lease pursuant to the provisions of the damage and destruction provisions of this Lease, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.

10.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

11. Utilities and Personal Property Taxes.

11.1 Utilities. Lessor, as part of the Tenant Improvements, shall stub and submeter all utilities and services supplied to the Premises, including water, gas, heat, light, power, and telephone, and trash disposal. Lessee shall pay for all utilities and services supplied to the Premises, as measured by such sub-meters, together with any taxes thereon. If any such services cannot be separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges jointly metered.

11.2 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within thirty (30) days after receipt of a written statement.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent, subject to the provisions of this Paragraph 12, shall not be unreasonably withheld.

(b) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice pursuant to the terms of this Lease, or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such

22.

unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to the fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Further, in the event of such Breach and rental adjustment, all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(c) Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or declaratory/injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with an administrative fee to Lessor of $2,000. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

23.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

12.4 Intentionally Omitted.

12.5 Standards for Consent to Assignment or Subletting. Once Lessor has received the fee referred to in Paragraph 12.2(e) and such information as Lessor may reasonably request regarding the proposed assignee or subtenant, Lessor shall undertake to review Lessee’s request for consent to assign or sublease. In determining whether to give its consent to such assignment or subletting, Lessor shall consider all commercially reasonable factors, including, but not limited to, the following:

(a) The financial responsibility of the proposed assignee or sublessee;

(b) The nature of the occupancy and of the business to be conducted on the Premises and its suitability for the Premises, Building and/or the Project; and

(c) The need for and nature of any indicated alteration of the Premises by the proposed assignee or sublessee.

24.

Without limiting any other reasonable basis for withholding of consent, it shall be reasonable for Lessor to withhold consent to a proposed assignment or subletting if either the proposed assignee or sublessee, and/or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, such proposed assignee or sublessee is a tenant in the Project at the time of the request for consent, or if the proposed assignee or sublessee is a person with whom Lessor has, within the four (4) months prior to the request for consent, actively negotiated for a lease of space in the Project.

12.6 Permitted Transfer. Notwithstanding any contrary provision of the Lease, if Lessee is not in default, and provided the same is being done in good faith and not as a subterfuge in order to avoid Lessor’s rights of approval, Lessee may, without Lessor’s consent, assign this Lease to (i) an Affiliate of Lessee, (ii) a successor to Lessee by merger, reincorporation, reorganization or consolidation, or (iii) a successor to Lessee by purchase of all or substantially all of Lessee’s assets or capital stock (a “Permitted Transfer”). As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. In addition, a sale or transfer of all or substantially all of the memberships, interests or stock of Lessee shall be deemed a Permitted Transfer if (x) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Lessee, or (y) Lessee is, or in connection with the proposed transfer becomes, a publicly traded entity. Lessor shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without apparent intent to return and without providing a reasonable level of security, or which results in the coverage of the property insurance described in Paragraph 8.3 being jeopardized as a result thereof, or without providing reasonable security to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent (or to restore the Security Deposit) when due, where such failure continues for a period of three (3) business days following written notice to Lessee (which notice requirement may be satisfied by delivery of a statutory notice to pay or quit);

(c) The failure to provide reasonable evidence of insurance or surety bond, or to fulfill any other obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an

25.

unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) business days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the Rules and Regulations, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was knowingly and materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within any applicable notice or grace period (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee immediately upon receipt of an invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s

26.

check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and leasing commissions. As used in provisions (i) and (ii) of the immediately preceding sentence, the “worth at the time of award” is computed by allowing interest at the Lease Rate (as defined below). The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under this Lease was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by this Lease. In such case, the applicable grace period required by this Lease and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located, including, without limitation, the right to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

27.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, for any option to extend the term of this Lease, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance. In the event any check tendered by Lessee is returned by Lessor’s bank for any reason, it will be considered late and will be subject to all late charges plus a Twenty Dollar ($20.00) fee. After two such occasions in any twelve (12) month period, Lessor will have the right to receive further payments of Rent by a cashier’s check or money order.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments, at the rate per annum (the “Lease Rate”) equal to a rate of interest equal to the prime rate as announced from time to time by Bank of America, N.A., plus three percent (3%), but in no event more than the maximum rate allowed by law. Interest is payable in addition to the late charge provided in the immediately preceding paragraph.

13.6 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been

28.

furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Each Lender shall also have a reasonable period of time within which, at such Lender’s option, to remedy the breach.

14. Condemnation.

14.1 Permanent Taking. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the Premises, or more than twenty-five percent (25%) of the land area portion of the Project not occupied by the Building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) business days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) business days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not timely terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.

14.2 Condemnation Award. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee may apply for a separate award for Lessee’s relocation expenses or loss of Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation, provided that Lessor shall not be obligated to incur cost in connection with the same in excess of the amount of any proceeds actually received by Lessor.

14.3 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Lessee shall be entitled to receive for itself such portion(s) of any award made for such use for the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Lessee shall then pay to Lessor a sum equal to the reasonable cost of performing Lessee’s obligations under this Lease with respect to surrender of the Premises, and upon such payment Lessee shall be excused from such obligations. For purposes of the foregoing, a temporary taking shall be defined as a taking for a period of one hundred eighty (180) days or less.

15. Brokers.

15.1 Representations and Indemnities. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than

29.

the Brokers) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

15.2 Brokers’ Commissions. Lessor’s Broker and Lessee’s Broker shall be compensated in connection with this Lease in accordance with separate written agreements between Lessor and each such Broker.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within ten (10) business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form of a commercially reasonable “Estoppel Certificate” form, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, or Lessor’s Lender, if any.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition Of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

30.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation On Liability. In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all successors and assigns of Lessee, covenants and agrees that, notwithstanding anything to the contrary and notwithstanding any applicable law to the contrary:

(a) the liability of Lessor under this Lease (including any liability for any actual or alleged failure, breach or default by Lessor under this Lease and/or negligence of Lessor hereunder) and any recourse against Lessor shall be limited solely to Lessor’s interest in the Project (and not any other assets of Lessor); and

(b) the obligations of Lessor under this Lease do not constitute personal obligations of the members, partners or subpartners of Lessor, or any of the managers, directors, officers or shareholders of Lessor or Lessor’s members, partners or subpartners, and Lessee shall not seek recourse against any such person or against any of their personal assets for satisfaction of any liability with respect to this Lease.

21. Time Of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this paragraph. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

31.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. No recordation of any memorandum of this Lease, or “short form” of this Lease, shall be permitted without the prior written consent of Lessor, which shall be withheld or given in Lessor’s sole discretion. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. Holdover. Provided that Lessee is not in default under the terms of this Lease beyond applicable notice and grace periods, Lessee shall have the right to remain in the Premises at the expiration of the term of the Lease for a period up to six (6) months on the terms and conditions set forth herein, provided that the Base Rent payable during such period shall be one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration of the Lease term. Lessee shall, within such six (6) month period, have the right to shorten the period by delivering written notice to Lessor not less than thirty (30) days prior to the date on which Lessee elects to have such period end, in which case Lessee shall vacate the Premises and return possession of the same to Lessor as though that date were the Expiration Date with no further right to hold over. Except as set forth in the immediately preceding two sentences, Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then, without limiting Lessor’s rights and remedies, the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination, and Lessee shall indemnify and hold harmless Lessor against any loss arising out of such holding over. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

32.

29. Binding Effect; Choice Of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of Nevada. Any litigation between the Parties hereto concerning this Lease shall be initiated in Storey County, Nevada, and the Parties hereby expressly consent to the foregoing jurisdiction.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any Security Device, now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that each Lender shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of the immediately following paragraph, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s attornment shall be subject to receiving from the Lender a non-disturbance agreement in such Lender’s standard from (a “Non-Disturbance Agreement”) which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within thirty (30) days after the execution of this Lease, Lessor shall request a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.

30.4 Self-Executing. The agreements contained in this paragraph shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term,

33.

“Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last twelve (12) months of the term hereof place on the Premises any ordinary “For Lease” signs.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Lessor shall have the right to remove any signs or other matter installed without Lessor’s consent and/or violating Applicable Requirements, without being liable to Lessee by reason of such removal, and to charge the cost of removal to Lessee as additional rent hereunder, payable within ten (10) days of written demand by Lessor.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee within ten (10) days after receipt of an invoice. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by

34.

Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37. Intentionally Omitted.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

40. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements (including reciprocal easements affecting the Premises and other buildings within the Project), rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not increase Lessee’s financial obligations hereunder and do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions, and to abide by the terms of any such restrictions and/or agreements.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

35.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. ERISA. It is a condition precedent to Lessor’s obligations under this Lease that Lessee execute and deliver to Lessor an ERISA Certification substantially in the form of Exhibit E attached hereto and incorporated herein by reference.

49. Unavoidable Delays. If the performance of Lessor of any act required herein, including, without limitation, the design, planning, permitting, construction and completion of the Tenant Improvements, is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or other causes beyond the reasonable control of Lessor, Lessor shall be excused from performing that obligation for the period equal to the period of prevention or delay.

50. Financial Information. Upon reasonable request, Lessee shall furnish Lessor with true and complete copies of (i) Lessee’s most recent audited annual financial statements, (ii) Lessee’s most recent unaudited quarterly financial statements, and (iii) any other financial information or summaries that Lessee typically provides to its lenders or shareholders

51. Captions, Articles and Paragraph Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to paragraph numbers refer to paragraphs in this Lease.

52. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

53. Interpretation. Neither Party, nor its attorney, shall be deemed the drafter of this Lease for purposes of interpreting or construing any of the provisions of this Lease in any

36.

judicial proceeding which may hereafter arise between the Parties or their respective assigns or successors-in-interest. This Lease shall be interpreted in accordance with the fair meaning thereof, and not strictly for or against any Party hereto. Lessee acknowledges that it has read this Lease in its entirety and has had the opportunity to freely negotiate any or all of the terms hereof before executing the same.

54. Arbitration. In any case where this Lease expressly provides for submission of a dispute or matter to arbitration (but not otherwise), the same shall be settled by arbitration in Las Vegas, Nevada, before one arbitrator in accordance with the procedural rules of the American Arbitration Association (or any successor thereto) then in effect. The decision of the arbitrator shall be final, conclusive and binding on the parties, but the powers of the arbitrator are hereby expressly limited to the determination of factual issues, and the arbitrator shall have no power to reform, supplement or modify this Lease. The arbitrator shall make only required findings of fact incident to an arbitrable dispute, which findings shall be set forth in reasonable detail in a written decision by the arbitrator. Lessor and Lessee shall share equally in the cost and expenses of such arbitration, and each shall separately pay its own attorneys’ fees and expenses, unless the arbitrator finds that one of the parties did not act in good faith in connection with the dispute or the conduct of the arbitration proceeding, in which case the arbitrator may award all or part of said costs, expenses and fees to the other Party.

55. Options to Extend.

55.1 Grant of Initial Option. Lessor hereby grants to Lessee an option (the “Initial Option”) to extend the Term of this Lease for an additional term of five (5) years (the “Initial Option Term”), with all terms, covenants and conditions of this Lease unmodified and in full force and effect except for Minimum Monthly Rent, which shall be as set forth below. In order to exercise the Initial Option, Lessee must give Lessor written notice of its intention to do so (“Initial Option Notice”) on or before February 28, 2014. In the Initial Option Notice, Lessee shall have the right to specify an amount of square footage up to a total of 241,808 square feet that Lessee will lease in the event that, in response to the Initial Option Notice, Lessor opts to construct the Building Addition (or portion thereof) and relocate a portion of the Premises thereto in accordance with the provisions of Section 55.2.

55.2 Lessor’s Election re Initial Option. Within ten (10) business days following the later of (a) receipt of the Initial Option Notice or (b) December 31, 2013, Lessor shall, in its sole and absolute discretion, either (i) elect to have Lessee remain in the Premises for the entire Initial Option Term, or (ii) elect to cause the Building Addition to be constructed in the Lot 1 Expansion Area containing square footage equal to at least the greater of 146,640 square feet or the higher amount specified in Lessee’s Initial Option Notice, if any, and to cause Lessee to relocate from the most northerly 146,640 square feet of the Initial Premises into the Building Addition (or, if Lessor has constructed more than the amount of space to which Lessee is to be relocated, into the most northerly portion of the Building Addition). In the event Lessor makes the election in subpart (ii), above, Lessee shall, within thirty (30) days following notice from Lessor of such election, certify to Lessor that Lessee has a minimum net worth (the “Required Minimum Net Worth”) equal to $10,000,000. Such certification shall be made either by delivery of Lessee’s December 31, 2012 audited financial statement showing satisfaction of the Required Minimum Net Worth or by delivery of a current financial statement prepared in

37.

accordance with generally accepted accounting standards and certified as true and correct by an officer of Lessee showing satisfaction of the Required Minimum Net Worth; provided that, if Lessee has specified in Lessee’s Initial Option Notice more that 146,640 square feet, the Required Minimum Net Worth shall be $15,000,000. If Lessor has made the election in subpart (ii), above, and Lessee does not timely deliver the foregoing certification to Lessor, Lessee’s Initial Option Notice shall be deemed withdrawn and of no further force or effect. If Lessor has not made the election in subpart (ii), above, and has instead elected to have Lessee remain in the Premises for the entire Initial Option Term, Lessee shall have no obligation to satisfy any Required Minimum Net Worth or to provide certification regarding the same.

55.3 First Option Term Rent For Original Premises. During the First Option Term, the Minimum Monthly Rent shall be as follows:

(a) If Lessor makes the election in subpart (i) of Section 55.2 to have Lessee remain in the Premises for the entire Initial Option Term, Minimum Monthly Rent shall be as set forth below.

Lease Months	Monthly Base Rent/square feet of gross leasable area
Jan 2015 – Oct 2015	$0.2875
Nov 2015 – Oct 2016	$0.30
Nov 2016 – Oct 2017	$0.31
Nov 2017 – Oct 2018	$0.318
Nov 2018 – Oct 2019	$0.3257
Nov 2019 – Dec 2019	$0.3338

(b) If Lessor makes the election in subpart (ii) of Section 55.2 to cause the Building Addition to be constructed and to relocate a portion of the Premises to the Building Addition, the Minimum Monthly Rent for the portion of the Premises located within the Initial Premises and the Expansion Premises (i.e., not located within the Building Addition), shall be as set forth in subsection (a), above. Until the relocation to the Building Addition, such rent shall also apply to the portion of the Premises from which Lessee is to be relocated until such time as the relocation has occurred. The Minimum Monthly Rent for the portion of the Premises located in the Building Addition, shall, on a per square foot basis, initially be the sum of $0.295 multiplied by a fraction, the numerator of which shall be the Index (as defined below) in effect on January 1, 2015 and the denominator of which shall be the Index in effect on January 1, 2012, but in no event shall such initial rent be less than $0.295 per square foot of gross leasable area. On January 1, 2016, and on each subsequent anniversary of the commencement of the First Option Term, the Minimum Monthly Rent shall be increased by 2.5%. As used herein, “Index” shall mean the Consumer Price Index for All Urban Consumers (Los Angeles/Orange County/Riverside Area: Base 1982-84 = 100), as published by the United States Department of Labor. In the event that the Index is no longer published, Landlord shall select another index that reasonably approximates the changes measured by the Index.

55.4 Moving Costs and Improvements in Connection with Relocation. If Lessor makes the election in subpart (ii) of Section 55.2 to cause the Building Addition to be constructed and to relocate a portion of the Premises to the Building Addition, Lessor shall, prior to such relocation, at Lessor’s sole cost and expense, make the following improvements to the portion of the Premises to be located within the Building Addition:

(a) Provide an additional and separate 2,500 square feet of office space and at least 4 male and 4 female restrooms at the south entrance to the portion of the Premises located in the Building Addition.

38.

(b) A minimum of twelve (12) dock high doors with mechanical in-pit levelers, seals, and powered dock locks. The location of the outfitted docks shall be identified by the Tenant

(c) Number the interior and exterior loading doors in sequential order.

Further, Lessor shall reimburse Lessee for the reasonable out-of-pocket costs incurred by Lessee in connection with such relocation, including transfer of racking systems and personal property, up to a maximum amount of four hundred thousand dollars ($400,000). In addition, but only in the event Lessor has elected, pursuant to Section 55.2, to construct the Building Addition or portion thereof and relocate Lessee, Lessor shall reimburse Lessee for additional improvements made to the Premises by Lessee up to a maximum reimbursement of seventy five thousand dollars ($75,000). Such improvements shall be made by Lessee in accordance with the provisions of Section 8 of this Lease. In order to obtain any portion of the foregoing reimbursement, Lessee shall submit to Lessor, not later than the date twelve (12) months following relocation of Lessee to the Building Addition pursuant to Section 55.2, an application or applications for payment accompanied by reasonable evidence of the expenditure and incorporation of work into the Premises and waiver of lien claims associated therewith.

55.5 Grant of Second Option. Provided that Lessee has exercised the First Option (and such exercise has not been deemed withdrawn by virtue of Lessee’s failure to provide evidence to Lessor of its satisfaction of the Net Worth Requirement), Lessor hereby grants to Lessee a second option (the “Second Option”) to extend the Term of this Lease for an additional term of five (5) years (the “Second Option Term”), with all terms, covenants and conditions of this Lease unmodified and in full force and effect except for Minimum Monthly Rent, which shall calculated in accordance with Sections 55.6 and 55.7, below. In order to exercise the Second Option, Lessee must give Lessor written notice of its intention to do so (“Second Option Notice”) on or before July 1, 2019.

55.6 Second Option Term Rent. The Base Rent payable during the Second Option Term shall be equal to ninety-five percent (95%) of the then prevailing fair market rental value of the Premises as determined herein. Lessor shall initially determine fair market rental value by using commercially reasonable good faith judgment. As used herein, “fair market rental value” shall mean the projected prevailing rental rate as of the first day of the Second Option Term for renewal and extension leases for similar premises situated in the Project. Lessor shall provide written notice of such amount within thirty (30) days after receipt of the Second Option Notice. Lessee shall have fifteen (15) days (“Lessee’s Review Period”) after receipt of Lessor’s notice of the fair market rental value within which to accept such fair market rental value or to reasonably object thereto in writing. In the event Lessee objects to the fair market rental value submitted by Lessor, Lessor and Lessee shall attempt in good faith to agree

39.

upon such fair market rental value, using their best good faith efforts. If Lessor and Lessee fail to reach agreement on such fair market rental value within fifteen (15) days following Lessee’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with the next paragraph.

55.7 Arbitration.

(a) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of industrial and warehouse properties in the Reno/Sparks, Nevada area. The determination of the arbitrators shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted fair market rental value for the Premises is closer to the actual fair market rental value for the Premises as determined by the arbitrators, taking into account the requirements of this paragraph regarding same. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(c) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor’s or Lessee’s submitted fair market rental value, and shall notify Lessor and Lessee thereof. Such decision shall be based upon the factors described in this paragraph.

(d) The decision of the majority of the three arbitrators shall be binding upon Lessor and Lessee.

(e) If either Lessor or Lessee fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee.

(f) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

(g) The cost of arbitration shall be paid by Lessor and Lessee equally.

(h) If, for any reason, the fair market rental value has not yet been determined by the date on which the Second Option Term commences, Lessee shall continue to pay the Base Rent in effect immediately prior to the Second Option Term until such time as there shall have been a determination pursuant to the foregoing arbitration provisions, and once the arbitrator(s) determine the fair market value, any overpayment or underpayment shall be reconciled within thirty (30) days.

40.

55.8 Effect of Failure by Lessee to Give Notice. As used in this section, “Option” shall refer to both the Initial Option and the Second Option, and “Option Notice” shall refer to the Initial Option Notice and the Second Option Notice. Should Lessee fail to give a timely and effective Option Notice, Lessee shall be deemed to have elected not to exercise the applicable Option, and this Lease shall expire in accordance with its terms. Time is of the essence with respect to the requirement that Lessee give an Option Notice, and Lessee’s failure to timely exercise do so shall constitute a material, irredeemable and incurable failure to satisfy a condition precedent to the vesting of such right, and Lessee hereby expressly waives any right to claim relief from forfeiture, or any other equitable relief, from the consequences of an untimely exercise of its right to extend the term of this Lease. Lessor shall have no obligation to notify Lessee in advance of the impending deadline for the exercise of an Option. Notwithstanding anything to the contrary set forth above, Lessee shall not have the right to exercise an Option during the time commencing from the date Lessor gives Lessee a written notice that Lessee is in default under any material provision of this Lease and continuing until the default described in said notice is cured. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise the Option prior to satisfaction of the foregoing conditions precedent.

56. Intentionally Omitted.

57. Right of First Refusal. Subject and subordinate to the existing right of first refusal of the occupant of the premises to the north of the Premises (currently, Toys “R” Us), which Toys “R” Us shall not have with respect to the Building Addition, Lessee shall have the following continuing right of first refusal: In the event that, during the Term of this Lease, Lessor receives a written offer to lease any other portions of the Building (which offer must contain the material terms of the proposed lease) that Lessor is inclined to accept, Lessor shall first deliver to Lessee written notice of such offer setting forth the terms of the same which shall include a copy of the written offer (“Right of Refusal Notice”). By way of clarification, the offer that triggers the Right of Refusal Notice shall be acceptable to Lessor with respect to all material economic terms and would form the basis of a lease to be fully negotiated between the parties. Lessee shall have a period of ten (10) business days following receipt of the Right of Refusal Notice within which to notify Lessor of its election to lease the space subject to such Right of Refusal Notice on the terms contained in such notice (subject to the caveat in the next sentence), silence being deemed Lessee’s election not to lease such space. If the Right of Refusal Notice is delivered within the first eighteen (18) months of the Lease Term and Lessee timely elects to lease the space that is the subject of the Right of Refusal Notice, the Base Rent and Term applicable to such space shall be the same Base Rent and Term for the balance of this Lease. (By way of clarification, if the first month of the lease for the space that is the subject of the Right of First Refusal is the same month as the thirteenth Lease Month under this Lease, Lessee shall pay Base Rent for such space at the rate of $0.26 per square foot of gross leasable area and the term of the lease for such space shall be fifty four (54) months, notwithstanding any different terms in the Right of Refusal Notice.) If Lessee elects not to or does not timely elect to lease the space that is the subject of the Right of Refusal Notice, Lessor shall thereafter have the right to lease such space to the third party that presented the offer to Lessor on terms and condition not materially more favorable to the lessee than those set forth in the original offer without the necessity for providing any further Right of Refusal Notice. If Lessor fails to consummate such leasing transaction within six (6) months following the Right of Refusal

41.

Notice, or if the economic terms thereof change in a manner that is materially more favorable to the lessee, or if the space becomes available later again after such initial leasing, then Lessee’s right of first refusal granted herein shall be renewed as to such space. As used herein, the term “materially more favorable” shall include a reduction of rent if the same is more than ten percent (10%) of the original proposed rent. If Lessee timely elects to lease the space that is the subject of the Right of Refusal Notice, Lessor and Lessee shall execute a lease prepared by Lessor containing the terms described in the Right of Refusal Notice and otherwise conforming to the terms of this Lease (absent this right of first refusal, the right of early termination, any option to extend, or any obligation on the part of Lessor to perform work in the subject space unless and only to the extent any of the same are specified in Lessor’s Right of Refusal Notice.)

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

42.

The parties hereto have executed this Lease as of the date first set forth above.

Lessor:

EAGLE CPT, LLC, a Nevada limited liability company

By:	Strategic Property Advisers, Inc.,
a California Corporation
Its:	Asset Manager

	By:	/s/ Peter G. Aylward
Peter G. Aylward
President

Address for notices:

c/o Strategic Property Advisers, Inc.
3250 Vista Diego Road
Jamul, California 91935
Attention: Peter Aylward

Lessee:

Zulily, Inc., a Delaware corporation

By:
Name:
Its:

Address for notices:

Zulily, Inc.
2200 1st Avenue South, Suite 400
Seattle, WA 98134
Attention:

43.

The parties hereto have executed this Lease as of the date first set forth above.

Lessor:

EAGLE CPT, LLC, a Nevada limited liability company

By:	Strategic Property Advisers, Inc.,
a California Corporation
Its:	Asset Manager

By:
Peter G. Aylward
President

Address for notices:

c/o Strategic Property Advisers, Inc.
3250 Vista Diego Road
Jamul, California 91935
Attention: Peter Aylward

Lessee:

Zulily, Inc., a Delaware corporation

By:	/s/ Mike Potter
Name:	Mike Potter
Its:	COO

Address for notices:

Zulily, Inc.
2200 1st Avenue South, Suite 400
Seattle, WA 98134
Attention:	Kristin Smith

44.

EXHIBIT A

[SITE PLAN]

EXHIBIT A

1.

EXHIBIT B

TENANT IMPROVEMENT CONSTRUCTION AGREEMENT

Lessor shall construct the following improvements (“Tenant Improvements”) in the Premises in accordance with this Tenant Improvement Construction Agreement (“Improvement Agreement”).

Initial Premises. Within the Initial Premises:

1. Office Space: Lessor shall construct (i) 2,500 square feet of office space containing three (3) private offices, an open bullpen space for cubicles, a break room with sink, counter and cupboards, a small mail/copy/printer room, a conference room, and men’s and women’s office restrooms, and (ii) a Receiving Office, truckers waiting area with one restroom, large break room (suitable for 50-75 people) with sink and accommodations for a refrigerator, vending machines, water cooler, etc., and a small IT office with a lockable door and HVAC, and additional warehouse restrooms to accommodate approximately 150 employees, all pursuant to the space plan attached to this Improvement Agreement as Schedule 1 (the “Plan”).

2. Warehouse Restrooms: Lessor shall construct and men’s and women’s warehouse restrooms in the locations shown on the Plan.

3. Emergency Lighting: Lessor will ensure that the existing T-5 fixtures shall be at the appropriate ratio to comply with applicable building and fire codes.

4. Loading Docks/Loading Dock Doors: Lessor shall update six (6) of the existing dock doors (to be designated by Lessee prior to execution of this Lease) with mechanical in-pit levelers, seals, and powered dock locks, will number the interior and exterior of the loading doors in sequential order, will ensure that all loading doors are operating properly and warrant the operation of these doors for the initial twelve (12) months of the lease term, excluding negligence by Lessee, and will ensure that all dock seals are in acceptable condition and/or replaced.

5. Warehouse Floor: Lessor shall wash the warehouse floor and deliver the floor level and free of obstructions (previous rack anchors) or pits.

6. Separate Meters: Lessor shall install separate meters for all utilities and services serving the Premises.

Expansion Premises. Within the Expansion Premises:

1. Loading Docks/Loading Dock Doors. Lessor shall install/update a minimum of six (6) dock high doors with mechanical in-pit levelers, seals, and powered dock locks. The location of the six (6) outfitted docks shall be identified by Lessee, but must be selected from the existing leveler locations. Lessor shall number the interior and exterior loading doors in sequential order.

EXHIBIT B

1.

2. Office Space. Lessor shall expand the new office area to include additional restrooms, a breakroom and additional offices to be located within the existing open office areas pursuant to the Plan.

In addition to the foregoing work, Lessor shall make such additional discretionary improvements (the “Discretionary Improvements”) as Lessee may reasonably designate up to a total cost of fifty thousand dollars ($50,000). One of such Discretionary Improvements shall be a server room (with HVAC) for Lessee’s IT equipment. In order to effect any other such additional work, Lessee shall notify Lessor of the Discretionary Improvements not later than six (6) months after the Commencement Date. Lessor shall not be obligated to perform any Discretionary Improvements costing in excess of $25,000 unless Lessee has first deposited with Lessor the additional cost therefore. As used herein, Substantial Completion of the Tenant Improvements shall not include completion of the Discretionary Improvements. However, Lessor shall use reasonably good faith efforts to cause the Discretionary Improvements to be completed concurrently with the Tenant Improvements and shall, in any event, construct the Discretionary Improvements in a diligent manner. If such Discretionary Improvements are to be made after the Commencement Date, then Lessee shall provide Lessor reasonable access to the Premises to complete such work.

The Tenant Improvements shall be constructed at Lessor’s sole cost and expense (and not as an Operating Expense) by a general contractor selected by Lessor (“Contractor”). All improvements constructed by Lessor or its Contractor shall be constructed in accordance with the Plans and all Applicable Requirements. Such improvements shall be diligently pursued to completion, subject to force majeure and Lessee Delays (as defined below), shall be completed in a good and workmanlike manner, and shall be lien free on completion. Lessor shall have no obligation to contribute or advance any funds, or undertake any work or improvements except as provided expressly herein, and Lessee shall bear all other costs for all work, improvements, furniture, fixtures, and equipment not specified herein.

As used in this Lease, Lessor shall be deemed to have achieved “Substantial Completion” of the Tenant Improvements at such time as (i) Lessor can deliver possession to the Premises in a manner commercially useable by Lessee, with all improvements in place, subject only to “punch list” items, i.e., items to completed, added, or modified but which do not unreasonably interfere with Lessee’s use and enjoyment of the Premises (which punch list items shall be completed within thirty (30) days of Substantial Completion), and (ii) Lessee is legally permitted to use the Premises as evidenced by a certificate of occupancy issued by the County, an equivalent document issued by or on behalf of the County, or the certification to that effect by the Architect.

As used herein, “Lessee Delay” shall mean (a) Lessee’s failure to timely perform any of its obligations pursuant to this Improvement Agreement or the Lease; (b) Lessee’s changes to the Plan after Lessor’s and Lessee’s final approval thereof; or (c) any other act or failure to act by Lessee to the extent (and only to the extent) that any such delay actually causes a delay in Lessor substantially completing the Tenant Improvements.

If the Term of the Lease has not already commenced pursuant to the provisions of the Lease and Substantial Completion of the Tenant Improvements has been delayed on account of

EXHIBIT B

2.

Lessee Delays, then promptly following actual Substantial Completion of the Tenant Improvements, Lessor shall notify Lessee, in writing, of the date Substantial Completion of the Tenant Improvements would have occurred but for such Lessee Delays, and the first business day following such date shall thereafter be deemed to be the Commencement Date for all purposes under the Lease.

Upon Substantial Completion of the Tenant Improvements, Lessor and Lessee shall jointly prepare and initial a punch list of items remaining to be completed pursuant to the plans and specifications on the final Plan approved by Lessor and Lessee. When prepared and initialed by Lessor and Lessee, such punch list shall be referred to herein as the “Punch List,” provided, however, that if Lessee fails to cooperate with Lessor in the completion thereof or, alternatively, refuses to initial the same within five (5) business days following Lessor’s written demand, such a punch list prepared by Lessor shall be deemed to constitute the Punch List. Lessor shall cause the Contractor to pursue completion of the items contained in the Punch List.

Lessor acknowledges that Lessee intends to move forward on an accelerated schedule that may result in Lessee commencing conduct of business from the Premises (for other than the uses for which Early Occupancy is granted pursuant to Paragraph 1.4) prior to Substantial Completion of the Tenant Improvements. Lessor shall use reasonable efforts to accommodate Lessee’s accelerated schedule, which efforts shall include making available to Lessee access to restrooms within the Premises and/or vacant portions of the Building or other temporary restroom facilities. Without limiting its other obligations under this Lease, Lessee shall be responsible for compliance with all Applicable Requirements bearing on its occupancy and use of the Premises and such temporary facilities.

EXHIBIT B

3.

EXHIBIT C

RULES AND REGULATIONS

WEST AMERICA COMMERCE CENTER

1. Lessee shall comply with all requirements necessary for the security of the Project. Lessor reserves the right to deny entrance to the Project or have any person removed from the Project in any case where the conduct of such person involves a hazard or nuisance to any Lessee of the Project or to the public or in the event of fire or other emergency, riot, civil commotion, or similar disturbance involving risk to the Project, Lessees, or the general public. Anything to the foregoing notwithstanding, Lessor shall have no duty to provide security protection for the Project at any time or to monitor access thereto.

2. Lessor shall not be responsible for, and Lessee hereby indemnifies and holds Lessor harmless from any liability in connection with the loss, theft, misappropriation, or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry, or other items of personal property from the Premises. Lessee assumes any and all responsibility for protecting its Premises from theft and robbery.

3. Lessor reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Project.

4. Lessee shall not disturb Lessor, the other occupants of the Project or others having business in the Project, by the use of any musical or sound producing instruments, or by making unseemly noises, odors or vibrations; provided, however, Lessee may install a “paging system” inside the Premises so long as it cannot be heard outside of the Premises.

5. Lessee shall not obstruct or interfere with the rights of Lessor, other Lessees of the Project or of persons having business in the Project or in any way injure or annoy such Lessees or persons.

6. Lessee shall not bring any dogs or other animals into the Project.

7. No cooking shall be done or permitted by Lessee in the Premises beyond the use of a microwave oven or other small appliances.

8. Parking in unmarked areas, blocking of walkways, loading areas, entrances, or alleyways shall not be permitted. Should such a situation exist, Lessor, at its option, shall have the right to tow such vehicle away at the owner’s expense. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers or vehicles owned or operated by its employees and agent.

9. There shall be no automobile parking in the truck courtyard areas, unless all other available automobile parking stalls are filled.

EXHIBIT C

1.

10. Lessee is not allowed to lease to another company or entity any designated or in-common parking afforded to the Lessee per the lease.

11. Overnight truck parking is permitted only in dock area directly adjacent to Lessee’s premises and dock doors. However, Lessee shall not have the right to place trucks or trailers in the dock areas on a permanent or semi-permanent basis for storage, it being understood that the dock areas are for temporary parking of trucks for normal loading and unloading and for overnight parking of local delivery trucks used in the ordinary course of Lessee’s business.

12. Canvassing, soliciting, and peddling in the Project is prohibited, and Lessee shall cooperate to prevent the same. Lessee shall notify the Manager promptly of any unauthorized person who is soliciting from or causing annoyance to Lessees, their employees, guests, or invitees.

13. The sidewalks, entries, passages, courtyards, and loading / unloading areas shall not be obstructed or used for purposes other than ingress or egress by Lessee, Lessee’s employees, agents, or invitees.

14. Lessee shall not throw anything out of the doors of the Premises. Lessee shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Project except in refuse containers provided therefore. Lessee shall not place in any refuse container any material which cannot be disposed of in the ordinary and customary manner of trash / refuse disposal. All refuse containers must be located entirely within the Premises or in the trash enclosures provided by Lessor.

15. Lessee shall not use landscaped areas for any activities, storage or passageways without Lessor prior written authorization.

16. Lessee shall not use the Premises for lodging, sleeping, or for any illegal purpose that will damage the Premises, or the reputation thereof, or for any purposes other than those specified in Lessee’s Lease.

17. Lessee shall not commit any act or permit anything in or about the Project which shall or might subject Lessor to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Project or for any other reason subject to the terms of this Lease.

18. Lessee may not install or use in the premises any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator, or any other similar apparatus without the express prior written consent of Lessor.

19. No signs, awnings, showcases, advertising devices, or other projections or obstructions shall be attached to the outside walls of the Premises or attached or placed upon any common areas without the express prior written consent of Lessor. No blinds, drapes, or other window coverings shall be installed in the Premises without the express prior written consent of Lessor. No sign, picture, advertisement, window display, or other public display or notice shall be inscribed, exhibited, painted, or affixed by Lessee upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises of the Project without the express

EXHIBIT C

2.

prior written consent of Lessor. In the event of the violation of any of the foregoing by Lessee, Lessor may, within five (5) days of written notice to Lessee, remove the articles constituting the violation without any liability unless a loss other than said removal arises from Lessor’s willful or negligent acts or omissions, and Lessee shall reimburse Lessor for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as Additional Rent under this Lease.

20. Lessee shall not use the name of the Project or the name of Lessor in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia, or any other similar item.

21. Lessor shall have the right, exercisable with reasonable notice and without liability to Lessee, to change the name and the street address of the Project.

22. The directory of the Project (if any) will be provided exclusively for the display of the name and location of the Lessees only, and Lessor reserves the right to exclude any other names therefrom.

23. No Lessee and no employees or invitees of any Lessee shall go upon the roof of the building(s) in the Project except for the purpose of installing or maintaining permitted equipment. The roofs are not part of the Premises, and may not be used by Lessee for any other purpose.

24. Lessee shall not overload the floor of the Premises and shall not deface the building(s).

25. Lessor will have reasonable approval over where and how telephone wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Lessor.

26. No Lessee shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the floor covering shall have been laid.

27. Employees of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Lessor.

28. Lessee shall provide Lessor with the name of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.

Lessor reserves the right to rescind, alter or waive any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of the Lessees and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed. In the event of any direct conflict between the terms of these rules and regulations and the Lease, the terms of the Lease shall control.

EXHIBIT C

3.

EXHIBIT D

SAMPLE FORM OF

NOTICE OF LEASE TERM DATES

To:	Date:

Re: Lease dated                     , 200     between Eagle CPT, LLC, a Nevada limited liability company (“Lessor”), and                                         , a                      (“Lessee”), concerning premises located in that certain building commonly known as                     , which building comprises a portion of that certain industrial park located within the Tahoe Reno Industrial Center and commonly known as West America Commerce Center, Storey County, Nevada.

Ladies and Gentlemen:

In accordance with the above Lease, we wish to mutually advise and/or confirm as follows:

1.	That the Premises have been accepted by Lessee as substantially complete in accordance with the Lease, and that there are no construction deficiencies.

2.	That Lessee is in possession of the Premises and acknowledges that under the provisions of the Lease and Term of the Lease commences and ends on for a Term of .

3.	That in accordance with the Lease, Rent commenced on .

4.	That the Premises consist of square feet of gross leasable area.

AGREED AND ACCEPTED:

a

By:
Name:
Its:

EXHIBIT D

1.

EXHIBIT F

ERISA CERTIFICATION

The undersigned (the “Lessee”) understands and acknowledges that the Carpenters Pension Trust of Southern California, which is a member of Eagle CPT, LLC, a Nevada limited liability company (the “Lessor”), is governed by, and subject to regulation under, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA prohibits pension trusts, such as Lessor, from leasing their property to, or acquiring properties subject to leases, with certain persons defined in ERISA as “parties-in-interest.”

1.	The term “party-in-interest” means, as to a particular pension trust (the “Pension Trust”):

A.	any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such Pension Trust;

B.	a person providing services to such Pension Trust;

C.	an employer any of whose employees are covered by such Pension Trust;

D.	an employee organization any of whose members are covered by such Pension Trust;

E.	an owner, direct or indirect, of fifty percent (50%) or more of:

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation,

(ii)	the capital interest or the profits interest of a partnership, or

(iii)	the beneficial interest of a trust or unincorporated enterprise,

which is an employer or an employee organization described in subparagraph (C) or (D);

F.	a relative (hereinafter defined) of any individual described in subparagraph (A), (B), (C) or (E);

G.	a corporation, partnership, or trust or estate of which (or in which) fifty percent (50%) or more of:

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation,

(ii)	the capital interest or the profits interest of a partnership, or

(iii)	the beneficial interest of such trust or estate,

is owned directly or indirectly, or held by persons described in subparagraphs (A), (B), (C), (D) or (E);

EXHIBIT F

1.

H.	an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten percent (10%) or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E), or (G), or of the Pension Trust; or

I.	a ten percent (10%) or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (B), (C), (D), (E) or (G).

2.	The term “employer” means any person acting directly as an employer, or indirectly in the interest of an employer, in relation to a Pension Trust, and includes a group or association of employers acting for an employer in such capacity.

3.	The term “employee” means an individual employed by an employer.

4.	The term “person” means an individual, partnership, joint venture, corporation, mutual company, joint-stock company, trust, estate, unincorporated organization, association, or employee organization.

5.	The term “relative” means a spouse, ancestor, lineal descendant, or spouse of a lineal descendant.

6.	The term “administrator” means:

(i)	the person specifically so designated by the terms of the instrument under which the Pension Trust is operated;

(ii)	if an administrator is not so designated, the Pension Trust sponsor; or

(iii)	in the case of a Pension Trust for which an administrator is not designated and a Pension Trust sponsor cannot be identified, such other person as the Secretary may by regulation prescribe.

The undersigned hereby covenants, warrants and represents that it is not a party-in-interest with respect to a Pension Trust.

This ERISA Certification shall form a part of any Estoppel Statement from the undersigned, an agreement and a part of any lease between the undersigned and the Lessor.

Dated:

Lessee:

By:

Name:

Title:

EXHIBIT F

2.